EX. -99.906 CERT

Exhibit (b)

CERTIFICATION

Newton B. Schott, Jr. and John P. Hardaway each certify that to his or her knowledge:

1.	The Report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	Newton B. Schott, Jr.	By:	John P. Hardaway

Name:	/s/ Newton B. Schott, Jr.	Name:	/s/ John P. Hardaway

Title:	President/Chief Executive Officer	Title:	Treasurer and Principal Financial Officer

Date:	August 28, 2003	Date:	August 28, 2003

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